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Exhibit 32.2

Certification of the Principal Financial and Accounting Officer
Pursuant to 18 U.S.C. 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of Central Pacific Financial Corp. (the "Company") on Form 10-K for the period ended December 31, 2003 as filed with the Securities and Exchange commission on the date hereof (the "Report"), I, Neal K. Kanda, Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Date: March 10, 2004	/s/ NEAL K. KANDA Neal K. Kanda Vice-President and Treasurer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.2